UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	December 20, 2017

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendments to JPMorgan Credit Agreement and Funds at Lloyd’s Facility

Effective December 20, 2017, AmTrust Financial Services, Inc. (the “Company”) entered into Amendment No. 9 (the “JPM Amendment”) to its Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, KeyBank National Association and SunTrust Bank, as Co-Syndication Agents, Lloyds Bank PLC and Associated Bank, National Association, as Co-Documentation Agents, and the various lending institutions party thereto.

Effective December 20, 2017, the Company (as Guarantor) and five of its wholly-owned subsidiaries, AmTrust International Insurance, Ltd. (as Account Party), AmTrust Corporate Capital Limited, AmTrust Corporate Member Limited, AmTrust Corporate Member Two Limited and ANV Corporate Name Limited (as Corporate Members) entered into an Amendment Agreement (the “FAL Amendment”) to its £455 million credit facility with ING Bank, N.V., London Branch, the Bank of Nova Scotia, London Branch and the Bank of Montreal, London Branch.

As discussed in the Company’s Current Report on Form 8-K filed on November 6, 2017, the purpose of the JPM Amendment and the FAL Amendment were to permit the Company’s pending transaction to transfer certain of its U.S.-based fee businesses to Mayfield Holdings, LLC (“Mayfield”), 51% of the equity interests of which will be sold to an affiliate of Madison Dearborn Partners. The JPM Amendment and FAL Amendment clarify that following the closing of such transaction, Mayfield will not be considered an affiliate or subsidiary of the Company under the terms of either facility, and allow for the incurrence of secured debt by Mayfield in connection with the closing of the transaction. In addition, the parties are amending the Consolidated Fixed Charge Coverage Ratio financial covenant contained in each facility from 4.0 to 1.0 to 2.0 to 1.0.

Certain of the lenders for both facilities and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to the Company, including letters of credit, depository and account processing services, for which the Company has paid and intends to pay customary fees.

The description of the JPM Amendment and the FAL Amendment are qualified in their entirety by reference to the full text of the JPM Amendment and the FAL Amendment, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1
Amendment No. 9, dated December 20, 2017, to the Credit Agreement, dated September 12, 2014, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the various lending institutions party thereto.

10.2
Amendment Agreement, dated December 20, 2017, related to the £455,000,000 Facility Agreement, dated November 8, 2017, among AmTrust Corporate Capital Limited, AmTrust Corporate Member Limited, AmTrust Corporate Member Two Limited, ANV Corporate Name Limited, AmTrust International Insurance, Ltd., AmTrust Financial Services, Inc., ING Bank N.V., London Branch, The Bank of Nova Scotia, London Branch and Bank of Montreal, London Branch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	December 21, 2017

/s/ Stephen Ungar
Stephen Ungar
SVP, General Counsel and Secretary